Exhibit 99.1


                Written Statement of the Chief Executive Officer
                          Pursuant to 18 U.S.C. ss.1350
         As Adopted Pursuant to ss.906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Executive Officer of State Financial Services Corporation (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael J. Falbo
-------------------------------------
Michael J. Falbo
President and Chief Executive Officer
May 12, 2003

A signed original of this written statement required by section 906 has been provided to State Financial Services Corporation and will be retained by State Financial Services Corporation and furnished to the Securities and Exchange Commission or its staff upon request.